Distribution Agreement
Calvert Investment Distributors, Inc.
October 31, 2006

Addendum to Schedule II

Fees are expressed as a percentage of average annual daily net assets and are payable monthly.

Distribution Fee

Calvert Responsible Index Series, Inc.
Calvert U.S. Mid Cap Core Responsible Index Fund

Class A	Class C	Class Y	Class I

0.25%	0.75%	None	None

Calvert Responsible Index Series, Inc.
Calvert Developed Markets Ex-U.S. Responsible Index Fund

Class A	Class C	Class Y	Class I

0.25%	0.75%	None	None

Schedule III

Fees are expressed as a percentage of average annual daily net assets and are payable monthly.

Service Fee

Calvert Responsible Index Series, Inc.
Calvert U.S. Mid Cap Core Responsible Index Fund

Class A	Class C	Class Y	Class I

0.25%	0.25%	None	None

Calvert Responsible Index Series, Inc.
Calvert Developed Markets Ex-U.S. Responsible Index Fund

Class A	Class C	Class Y	Class I

0.25%	0.25%	None	None

CALVERT RESPONSIBLE INDEX SERIES, INC.

BY: ____________________________
Ivy Wafford Duke
Vice President and Secretary

CALVERT INVESTMENT DISTRIBUTORS, INC.

BY: ____________________________
Vicki L. Benjamin
Senior Vice President, Chief Financial Officer
And Treasurer

Effective Date: October 30, 2015